CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our Firm under the captions “Legal Counsel” in the Prospectuses and “Counsel” in the Statement of Additional Information that are included in Post-Effective Amendment No. 16 to the Registration Statement (No. 333-71703 and No. 811-09221) on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of The Community Reinvestment Act Qualified Investment Fund.  This consent does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, and in consenting to the use of our name and the references to our Firm under such captions we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Drinker Biddle & Reath LLP
Drinker Biddle & Reath LLP

Philadelphia, Pennsylvania
October 7, 2009